April 10, 2001

Ernst & Young LLP
787 Seventh Avenue
New York, NY  10019

In connection with your audits of the
statements of
assets and liabilities, including the
related schedules
of investments, of PaineWebber Municipal
Series
(comprising PaineWebber Municipal High
Income
Fund and PaineWebber New York Tax-Free
Income
Fund) (the Funds) as of February 28, 2001, and the related statements of operations and changes in net assets, and financial highlights for the year then ended, we recognize that obtaining representations from us concerning the information contained in this letter is a significant procedure in enabling you to form an opinion whether the financial statements present fairly, in all material respects, the financial positions, results of operations, changes in net assets, and financial highlights of the Funds in conformity with accounting principles generally accepted in the
United States.

Certain representations in this letter are described as being limited to matters that are material. Items are considered material, regardless of size, if they involve an omission or misstatement of accounting information that, in the light of surrounding circumstances, makes it probable that the judgment of a reasonable person relying on the information would be changed or influenced by the omission or misstatement.

Accordingly, we make the following
representations,
which are true to the best of our
knowledge and
belief:

General

We recognize that we, as members of
management of
the Funds, are responsible for the fair
presentation of
its financial statements. We believe the statements of asset and liabilities, results of operations, changes in net assets, and financial highlights are fairly presented in conformity with accounting principles generally accepted in the United States applied on a basis consistent with that of the preceding period.

We have made available to your
representatives all
financial records and related data.

We have no plans or intentions that may
materially
affect the carrying value or
classification of assets and
liabilities.

We acknowledge that no unadjusted audit
differences
were discovered during the current audit pertaining to the latest period presented.

Internal Control

There are no material transactions that
have not been
properly recorded in the accounting
records
underlying the financial statements.

There are no material weaknesses in
internal control,
including any for which we believe the
cost of
corrective action exceeds the benefits.
There have
been no significant changes in internal
control since
February 28, 2001.

Minutes and Contracts

We have made available to you all minutes of the meetings of shareholders, directors/trustees and committees of directors/trustees or summaries of actions of recent meetings for which minutes have not yet been prepared.

We have made available information
relating to all
statutes, laws, or regulations that have a direct effect on the Funds financial statements.

We have complied with all aspects of
contractual
agreements that would have a material
effect on the
financial statements in the event of
noncompliance.

Risks and Uncertainties

There are no risks and uncertainties
related to certain
significant estimates and current
vulnerabilities due to
certain concentrations that have not been disclosed in accordance with AICPA Statement of
Position 94-6,
Disclosure of Certain Significant Risks
and
Uncertainties.

Ownership and Pledging of Assets

The Funds have satisfactory title to all owned assets, including all assets appearing in the statements of assets and liabilities, and there are no liens or encumbrances on such assets, nor has any asset been pledged, except as disclosed in the financial statements.

Investments

Portfolio securities are stated at fair
value as
determined in accordance with the
valuation methods
set forth in the current prospectus. All funds investments during the period were made in accordance with the investment policies stated in the current prospectus. For securities whose fair values have been estimated under the discretion of the Board of Directors/Trustees and related
Valuation
Committee, the valuation principles used are appropriate and have been consistently applied and the fair values are reasonable and supported by the documentation.

The Funds have complied with the
provisions of the
Investment Company Act of 1940, as amended the
Act, and the rules and regulations
thereunder, and
with the provisions of its prospectus and the requirements of the various Blue Sky laws under which the Funds operate. The daily net asset value has been properly computed throughout the year for open-end funds in accordance with Rule 2a-
7 for
money market funds and was correctly
applied in the
computation of daily capital stock sales and redemption transactions.

The Funds did not make any commitments
during the
year as underwriter, and did not engage in any transactions made on margin, in joint trading or in joint investment account, or in selling short.

The Funds have complied with the
requirements of
Subchapter M of the Internal Revenue Code of 1986,
as amended through the date of this
letter, and intends
to continue to so comply.

The Funds, except to the extent indicated in its financial statements, does not own any securities of persons who are directly affiliated as defined in
Section 2(a)(3) of the Act.

There were no investments in issuers 5
percent or
more of whose securities were owned by
officers and
directors of the Funds.

All financial instruments, including those with off-balance-sheet risk (such as swaps, forwards and futures), as required under accounting principles generally accepted in the United States have been properly recorded or disclosed in the financial statements.

The Funds have complied with the
provisions of its
code of ethics.

Related Party Transactions

Transactions with related parties, as
defined in
Statement of Financial Accounting
Standards No. 57,
Related Party Disclosures, and other
transactions with
affiliates, including fees, commissions, purchases and sales have been properly recorded or disclosed in the financial statements.

Arrangements with Financial Institutions

Arrangements with financial institutions involving compensating balances or other arrangements involving restrictions on cash balances and lines-of-credit or similar arrangements have been properly recorded or disclosed in the financial statements, if applicable.

Contingent Liabilities

There are no unasserted claims or
assessments,
including those our lawyers have advised us of, that are probable of assertion and must be disclosed in accordance with Statement of Financial
Accounting
Standards No. 5, Accounting for
Contingencies, other
than those disclosed in the financial
statements.

There have been no violations or possible violations of laws or regulations in any jurisdiction whose effects should be considered for disclosure in the financial statements or as a basis for recording a loss contingency, other than those disclosed in the financial statements.

There have been no communications from
regulatory
agencies, such as the Securities and
Exchange
Commission or the Internal Revenue
Service,
concerning investigations or allegations of noncompliance with laws or regulations in any jurisdiction, or deficiencies in financial reporting practices or other matters that could have a material effect on the financial statements.

There are no material liabilities or gain or loss contingencies that are required to be accrued or disclosed by Statement of Financial
Accounting
Standards No. 5, Accounting for
Contingencies, other
than those accrued or disclosed in the
financial
statements, nor are there any accruals for loss contingencies included in the statement of assets and liabilities that are not in conformity with the provisions of Statement of Financial
Accounting
Standards No. 5, Accounting for
Contingencies.

Capital Stock

Capital stock repurchase options or
agreements, or
capital stock reserved for options,
warrants,
conversions or other requirements, if any, have been properly recorded or disclosed in the financial statements.

Fraud and Conflicts of Interest

There have been no instances of fraud
involving
management or employees who have
significant roles
in internal control. There have been no instances of fraud involving other employees that could have a material effect on the financial statements.

There are no instances where any officer or employee of the Funds have an interest in a company with which the Funds do business that would be considered a conflict of interest. Such an interest would be contrary to the Funds policy.

Subsequent Events

No events or transactions have occurred
since the
statements of assets and liabilities date or are pending that would have a material effect on the financial statements at that date or for the period then ended, or that are of such significance in relation to the Funds affairs to require mention in a note to the financial statements in order to make them not misleading regarding the financial positions, results of operations, changes in net assets, and financial highlights of the
Funds.  We are not aware of any matters
arising
during the year ended February 28, 2001
that would
materially affect the comparative
statements of
changes in net assets for the year ended
February 28,
2000 or the financial highlights for each of the periods indicated therein.

We understand that your audits were
conducted in
accordance with auditing standards
generally accepted
in the United States as defined and
described by the
American Institute of Certified Public
Accountants
and was, therefore, designed primarily for the purpose of expressing an opinion on the financial statements of the Funds taken as a whole, and that your tests of the accounting records and other auditing procedures were limited to those that you considered necessary for that purpose.


	Very
truly yours,


	______
___________________________
	Brian
Storms

	Chief
Executive Officer


	______
___________________________
	Paul
Schubert
	Senior
Vice President and Treasurer